Exhibit 99.1

Press Release September 13, 2017
7575 W. Jefferson Blvd.
Fort Wayne, IN 46804

Steel Dynamics Announces Completion of Note Offering

FORT WAYNE, INDIANA, September 13, 2017 — Steel Dynamics, Inc. (the “Company”) (NASDAQ/GS: STLD) announced today that it has consummated the sale of $350 million aggregate principal amount of its 4.125% Senior Notes due 2025 (the “2025 Notes”) in a private offering, exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers under Rule 144A of the Securities Act and to persons outside the United States pursuant to Regulation S. The net proceeds from the 2025 Notes will be used along with cash on hand to purchase any and all of the $350 million principal amount of its 6.375% Senior Notes due 2022 (the “2022 Notes”) that are validly tendered in connection with the Company’s previously announced cash tender offer (the “Tender Offer”), and to redeem, repurchase or satisfy and discharge any 2022 Notes not purchased in the Tender Offer (in each case, including paying any accrued interest) in accordance with the indenture governing the 2022 Notes and pay related fees and expenses.

The issuance of the 2025 Notes and retirement of the 2022 Notes, when fully consummated will enable Steel Dynamics to meaningfully extend its debt maturity profile and reduce its interest expense.

The 2025 Notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States, absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state laws.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the 2025 Notes or any other securities, and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Steel Dynamics, Inc.

Steel Dynamics, Inc. is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico.  Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck.  In addition, the Company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Forward-Looking Statements

This press release contains certain predictive statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These include statements regarding the use of proceeds from the offering. These statements are based on the Company’s current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

More specifically, we refer you to the Company’s detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission. These are available publicly on the SEC Web site, www.sec.gov.

Forward-looking or predictive statements we make are based upon information and assumptions, concerning our businesses and the environments in which they operate, which we consider reasonable as of the date on which these statements are made. Due to the foregoing risks and uncertainties however, as well as, matters beyond our control which can affect forward-looking statements, you are cautioned not to place undue reliance on these predictive statements, which speak only as of the date of this press release. We undertake no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:  Theresa E. Wagler, Executive Vice President and Chief Financial Officer—+1.260.969.3500